UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	May 2, 2005

Riverbend Telecom, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49745	91-2150635

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15431 O’Neal Road Gulfport, MS	39503

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(228) 832-1597

826 Barracks Street New Orleans, Louisiana 70116

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant

            a)     On May 2, 2005, LaPorte, Sehrt, Romig Hand (“LaPorte”) replaced Coulter & Justus, P.C. (“Coulter”) as the Registrant’s Independent Registered Public Accounting Firm.  The Registrant’s Board of Directors approved and ratified the change of accountants from Coulter to LaPorte effective that same date.

            b)     Coulter, the Independent Registered Public Accounting Firm previously engaged to audit the Registrant’s financial statements, was replaced as auditor for the Registrant on May 2, 2005.  Coulter’s report on the Registrant’s financial statements for the two most recent fiscal years ended December 31, 2003 and 2004, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified as to audit scope or accounting principles.

            c)     During the two most recent fiscal years ended December 31, 2003 and 2004 and the subsequent interim period through May 2, 2005, there were no disagreements with Coulter on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Coulter’s satisfaction, would have caused them to make reference to the subject matter in connection with their report; and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-B.

            d)     During the two most recent fiscal years ended December  31, 2003 and 2004 and the subsequent interim period through May 2, 2005, the Registrant did not consult LaPorte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

            e)     The Registrant provided Coulter with a copy of the foregoing disclosures.  Attached as Exhibit 16.1 is a copy of Coulter’s letter, dated May 2, 2005, stating their agreement with such statements.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

16.1	Letter from Coulter & Justus, P.C.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBEND TELECOM, INC.

Dated: May 4, 2005	By: /s/ Walter Reid Green, Jr.
Walter Reid Green, Jr.
Chief Financial Officer

RIVERBEND TELECOM, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

16.1	Letter from Coulter & Justus, P.C. to The Securities and Exchange Commission dated May 2, 2005